  EXHIBIT (99)(a)

NEWS RELEASE	October 21, 2019

Contact:
Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter earnings results with highlights as follows:

Third quarter highlights:

●
Net earnings were $3.6 million or $0.62 basic net earnings per share and $0.61 diluted net earnings per share for the three months ended September 30, 2019, compared to $3.5 million or $0.58 basic net earnings per share and $0.57 diluted net earnings per share for the same period one year ago.
●
Total assets reached $1.2 billion at September 30, 2019 primarily due to a new $70 million borrowing from the Federal Home Loan Bank of Atlanta (“FHLB”) in September 2019.

Year to date highlights:

●
Net earnings were $11.1 million or $1.87 basic net earnings per share and $1.86 diluted net earnings per share for the nine months ended September 30, 2019, compared to $9.9 million or $1.66 basic net earnings per share and $1.65 diluted net earnings per share for the same period one year ago.
●
Total loans increased $58.9 million to $845.6 million at September 30, 2019, compared to $786.7 million at September 30, 2018.
●
Core deposits were $928.3 million or 96.54% of total deposits at September 30, 2019, compared to $875.7 million or 98.01% of total deposits at September 30, 2018.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in third quarter net earnings to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense during the three months ended September 30, 2019, compared to the three months ended September 30, 2018, as discussed below.

Net interest income was $11.4 million for the three months ended September 30, 2019, compared to $11.1 million for the three months ended September 30, 2018. The increase in net interest income was primarily due to a $822,000 increase in interest income, which was partially offset by a $437,000 increase in interest expense. The increase in interest income was primarily attributable to an increase in the average outstanding balance of loans and a higher average prime rate during the third quarter of 2019, compared to the same period last year. The increase in interest expense was primarily due to an increase in interest rates on deposits. Net interest income after the provision for loan losses was $11.0 million for the three months ended September 30, 2019, compared to $10.9 million for the three months ended September 30, 2018. The provision for loan losses for the three months ended September 30, 2019 was $422,000, compared to $110,000 for the three months ended September 30, 2018. The increase in the provision for loan losses is primarily attributable to a $58.9 million increase in loans from September 30, 2018 to September 30, 2019.

Non-interest income was $4.7 million for the three months ended September 30, 2019, compared to $3.9 million for the three months ended September 30, 2018. The increase in non-interest income is primarily attributable to a $512,000 increase in appraisal management fee income due to an increase in the volume of appraisals.

Non-interest expense was $11.3 million for the three months ended September 30, 2019, compared to $10.7 million for the three months ended September 30, 2018. The increase in non-interest expense was primarily attributable to a $385,000 increase in appraisal management fee expense due to an increase in the volume of appraisals and a $176,000 increase in salaries and benefits expense, which was primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Year-to-date net earnings as of September 30, 2019 were $11.1 million or $1.87 basic net earnings per share and $1.86 diluted net earnings per share, compared to $9.9 million or $1.66 basic net earnings per share and $1.65 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense, as discussed below.

Year-to-date net interest income as of September 30, 2019 was $34.5 million, compared to $31.9 million for the same period one year ago. The increase in net interest income was primarily due to a $3.6 million increase in interest income, which was partially offset by a $995,000 increase in interest expense. The increase in interest income was primarily attributable to an increase in the average outstanding balance of loans and a higher average prime rate during the nine months ended September 30 2019, compared to the same period last year. The increase in interest expense was primarily due to an increase in interest rates on deposits. Net interest income after the provision for loan losses was $33.8 million for the nine months ended September 30, 2019, compared to $31.5 million for the same period one year ago. The provision for loan losses for the nine months ended September 30, 2019 was $677,000, compared to $372,000 for the nine months ended September 30, 2018. The increase in the provision for loan losses is primarily attributable to a $58.9 million increase in loans from September 30, 2018 to September 30, 2019.

Non-interest income was $13.2 million for the nine months ended September 30, 2019, compared to $11.7 million for the nine months ended September 30, 2018. The increase in non-interest income is primarily attributable to an $843,000 increase in appraisal management fee income due to an increase in the volume of appraisals.

Non-interest expense was $33.4 million for the nine months ended September 30, 2019, compared to $31.3 million for the nine months ended September 30, 2018. The increase in non-interest expense was primarily due to a $665,000 increase in appraisal management fee expense due to an increase in the volume of appraisals and a $1.2 million increase in salaries and benefits expense primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Income tax expense was $834,000 for the three months ended September 30, 2019, compared to $687,000 for the three months ended September 30, 2018. The effective tax rate was 18.72% for the three months ended September 30, 2019, compared to 16.54% for the three months ended September 30, 2018. Income tax expense was $2.5 million for the nine months ended September 30, 2019, compared to $1.9 million for the nine months ended September 30, 2018. The effective tax rate was 18.16% for the nine months ended September 30, 2019, compared to 16.28% for the nine months ended September 30, 2018.

Total assets were $1.2 billion as of September 30, 2019, compared to $1.1 billion at September 30, 2018. Available for sale securities were $186.3 million as of September 30, 2019, compared to $206.0 million as of September 30, 2018. Total loans were $845.6 million as of September 30, 2019, compared to $786.7 million as of September 30, 2018.

Non-performing assets were $3.3 million or 0.27% of total assets at September 30, 2019, compared to $3.9 million or 0.36% of total assets at September 30, 2018. Non-performing assets include $3.1 million in commercial and residential mortgage loans, $146,000 in other loans and $26,000 in other real estate owned at September 30, 2019, compared to $3.7 million in commercial and residential mortgage loans, $39,000 in acquisition, development and construction loans and $136,000 in other loans at September 30, 2018.

The allowance for loan losses at September 30, 2019 was $6.6 million or 0.78% of total loans, compared to $6.3 million or 0.80% of total loans at September 30, 2018. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $961.6 million at September 30, 2019, compared to $893.5 million at September 30, 2018. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $928.3 million at September 30, 2019, compared to $875.7 million at September 30, 2018. Certificates of deposit in amounts of $250,000 or more totaled $33.1 million at September 30, 2019, compared to $17.0 million at September 30, 2018. The increase in certificates of deposit in amounts of $250,000 or more is primarily attributable to a $18.5 million increase in wholesale certificates of deposit from September 30, 2018 to September 30, 2019.

Securities sold under agreements to repurchase were $21.9 million at September 30, 2019, compared to $55.8 million at September 30, 2018. The decrease in securities sold under agreements to repurchase is primarily due to approximately $21.0 million transferred from securities sold under agreements to repurchase to MMDA during the third quarter of 2019.

Borrowings from the FHLB totaled $70.0 million at September 30, 2019, compared to zero at September 30, 2018. The increase in FHLB borrowings reflects a new $70.0 million FHLB advance executed in September 2019 to take advantage of a ten-year convertible advance program available from the FHLB of Atlanta at a rate of 0.83%. The funds will be utilized to replace higher cost funding along with investing in low risk, short-term assets at yields higher than the advance rate in order to increase the Bank’s net interest income.

Shareholders’ equity was $132.7 million, or 10.85% of total assets, at September 30, 2019, compared to $119.7 million, or 10.88% of total assets, at September 30, 2018. The Company repurchased 90,354 shares of its common stock during the nine months ended September 30, 2019 under the Company’s stock repurchase program, which was funded in February 2019.

Peoples Bank currently operates 20 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. Peoples Bank also operates loan production offices in Lincoln, Mecklenburg and Durham Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2018.

CONSOLIDATED BALANCE SHEETS
September 30, 2019, December 31, 2018 and September 30, 2018
(Dollars in thousands)

	September 30, 2019	December 31, 2018	September 30, 2018
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$48,605	$40,553	$44,743
Interest-bearing deposits	80,948	2,817	12,298
Cash and cash equivalents	129,553	43,370	57,041

Investment securities available for sale	186,263	194,578	205,966
Other investments	7,239	4,361	4,394
Total securities	193,502	198,939	210,360

Mortgage loans held for sale	4,263	680	1,740

Loans	845,599	804,023	786,724
Less: Allowance for loan losses	(6,578)	(6,445)	(6,295)
Net loans	839,021	797,578	780,429

Premises and equipment, net	18,730	18,450	19,453
Cash surrender value of life insurance	16,222	15,936	15,839
Accrued interest receivable and other assets	21,908	18,298	15,430
Total assets	$1,223,199	$1,093,251	$1,100,292

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$339,081	$298,817	$306,834
NOW, MMDA & savings	509,611	475,223	478,898
Time, $250,000 or more	33,082	16,239	17,018
Other time	79,794	86,934	90,709
Total deposits	961,568	877,213	893,459

Securities sold under agreements to repurchase	21,927	58,095	55,766
FHLB borrowings	70,000	-	-
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	16,402	13,707	10,729
Total liabilities	1,090,516	969,634	980,573

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,912,300 shares 9/30/19,
5,995,256 shares 12/31/18 and 9/30/18	59,813	62,096	62,096
Retained earnings	68,528	60,535	57,882
Accumulated other comprehensive income	4,342	986	(259)
Total shareholders' equity	132,683	123,617	119,719

Total liabilities and shareholders' equity	$1,223,199	$1,093,251	$1,100,292

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2019 and 2018
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$11,004	$9,907	$32,517	$28,362
Interest on due from banks	87	86	136	255
Interest on investment securities:
U.S. Government sponsored enterprises	628	591	1,942	1,721
State and political subdivisions	671	974	2,265	2,950
Other	40	50	128	138
Total interest income	12,430	11,608	36,988	33,426

INTEREST EXPENSE:
NOW, MMDA & savings deposits	455	189	1,057	551
Time deposits	259	127	581	342
FHLB borrowings	21	-	70	-
Junior subordinated debentures	210	209	656	578
Other	49	32	168	66
Total interest expense	994	557	2,532	1,537

NET INTEREST INCOME	11,436	11,051	34,456	31,889
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	422	110	677	372
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	11,014	10,941	33,779	31,517

NON-INTEREST INCOME:
Service charges	1,178	1,083	3,409	3,163
Other service charges and fees	202	173	548	528
Gain on sale of securities	(5)	-	226	50
Mortgage banking income	376	216	834	672
Insurance and brokerage commissions	206	206	642	591
Appraisal management fee income	1,311	799	3,285	2,442
Miscellaneous	1,440	1,438	4,269	4,221
Total non-interest income	4,708	3,915	13,213	11,667

NON-INTEREST EXPENSES:
Salaries and employee benefits	5,695	5,519	17,060	15,866
Occupancy	1,861	1,761	5,409	5,367
Appraisal management fee expense	1,012	627	2,538	1,873
Other	2,699	2,795	8,420	8,198
Total non-interest expense	11,267	10,702	33,427	31,304

EARNINGS BEFORE INCOME TAXES	4,455	4,154	13,565	11,880
INCOME TAXES	834	687	2,464	1,934

NET EARNINGS	$3,621	$3,467	$11,101	$9,946

PER SHARE AMOUNTS
Basic net earnings	$0.62	$0.58	$1.87	$1.66
Diluted net earnings	$0.61	$0.57	$1.86	$1.65
Cash dividends	$0.14	$0.13	$0.42	$0.39
Book value	$22.44	$19.97	$22.44	$19.97

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2019 and 2018
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$180,439	$209,221	$185,107	$212,221
Loans	840,523	781,596	829,385	771,951
Earning assets	1,044,159	1,012,946	1,028,573	1,007,183
Assets	1,139,256	1,104,041	1,122,226	1,095,255
Deposits	939,254	907,536	916,420	907,975
Shareholders' equity	131,890	119,710	132,053	121,237

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.41%	4.43%	4.56%	4.34%
Return on average assets	1.26%	1.25%	1.32%	1.21%
Return on average shareholders' equity	10.89%	11.49%	11.24%	10.97%
Shareholders' equity to total assets (period end)	10.85%	10.88%	10.85%	10.88%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$6,541	$6,277	$6,445	$6,366
Provision for loan losses	422	110	677	372
Charge-offs	(551)	(259)	(911)	(766)
Recoveries	166	167	367	323
Balance, end of period	$6,578	$6,295	$6,578	$6,295

ASSET QUALITY:
Non-accrual loans	$3,258	$3,920
90 days past due and still accruing	-	-
Other real estate owned	26	-
Total non-performing assets	$3,284	$3,920
Non-performing assets to total assets	0.27%	0.36%
Allowance for loan losses to non-performing assets	200.30%	160.59%
Allowance for loan losses to total loans	0.78%	0.80%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	9/30/19	9/30/18
Risk Grade 1 (excellent quality)	0.60%	0.82%
Risk Grade 2 (high quality)	25.00%	26.30%
Risk Grade 3 (good quality)	61.91%	61.14%
Risk Grade 4 (management attention)	10.32%	9.02%
Risk Grade 5 (watch)	1.43%	1.81%
Risk Grade 6 (substandard)	0.74%	0.90%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At September 30, 2019, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade (which totaled $3.1 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.

(END)